EXHIBIT 10.57


              SECOND AMENDED AND RESTATED GRAPE PURCHASE AGREEMENT

         This SECOND AMENDED AND RESTATED GRAPE PURCHASE AGREEMENT (the "Agreement") is made and entered into as of this ____ day of June, 2002, by and between PARAGON VINEYARD CO., INC. ("Grower"), and EDNA VALLEY VINEYARD, a Joint Venture ("Buyer").

                                    RECITALS

         A. Grower is a Nevada corporation operating vineyards in Edna Valley, San Luis Obispo, California.

         B. Buyer is a joint venture between The Chalone Wine Group Ltd., a California corporation, and Grower (the "Joint Venture"), organized and operating under that certain Joint Venture Agreement dated as of January 1, 1991 (the "1991 Joint Venture Agreement"). The 1991 Joint Venture Agreement was amended as of December 27, 1996 (the "First Amendment"), and was further amended concurrently with the execution of this Agreement as of June __, 2002 (the "Second Amendment"). The 1991 Joint Venture Agreement, as amended by the First Amendment, and as amended by the Second Amendment, is referred to hereinafter as the "Joint Venture Agreement." The purpose of the Joint Venture is to operate a winery as described in the Joint Venture Agreement.

         C. On January 1, 1991, Grower and Buyer entered into a Revised Grape Purchase Agreement with respect to the sale and purchase of premium varietal wine grapes exclusively from vineyards owned or leased by Grower (or Grower's successor pursuant to Article XI of the Joint Venture Agreement) to be produced at Grower's vineyards (the "Vineyards") in Edna Valley, San Luis Obispo County, California (the "1991 Grape Purchase Agreement"). The 1991 Grape Purchase Agreement was amended and restated on January 1, 1997 (the "1997 Grape Purchase Agreement"). The 1997 Grape Purchase Agreement was amended as of March 1, 1998 (the "1998 Grape Purchase Agreement"). The 1997 Grape Purchase Agreement, as amended by the 1998 Grape Purchase Agreement, is referred to hereinafter as the "Existing Agreement." The parties hereto now wish to amend and restate the


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


Existing Agreement to provide for the purchase and sale of such grapes on the terms and conditions as set forth hereinafter.

                                    AGREEMENT

         1.       TERM:  This contract shall terminate upon the earlier of:

         (a) The dissolution of Buyer, unless the business of Buyer is continued following such dissolution by one or more of the former Joint Venture partners; or

         (b) Upon the transfer by Grower of all of its Chardonnay producing vineyards in the manner provided in Article XI of the Joint Venture Agreement.

         In the event the periods described at (a) and (b) above are in excess of the maximum term permitted under California or any other applicable law, then the term of this Agreement shall be the maximum which is lawful under such California or other applicable law.

         2.       QUANTITY:

         (a) All grapes purchased by the Buyer to be vinted by the Joint Venture shall be purchased from Grower (or Grower's successor pursuant to Article XI of the Joint Venture Agreement) except as provided in section 2(c)(iii) below or otherwise provided in writing by the parties.

         (b) All grape purchase contracts with a vineyard other than Grower shall be terminated as soon as practicable and shall not be renewed or extended without the prior written consent of Grower.

         (c) Grower shall sell and Buyer shall purchase grapes as hereinafter set forth:

             (i) The annual tonnage by varietal to be purchased is as set forth on EXHIBIT A.

             (ii) In any year in which there is an excess crop of Chardonnay grapes in order to relieve Grower of undue pressure caused by over supply, Grower shall have the right to deliver, and Buyer shall purchase, up to ten percent (10%) of the annual tonnage stated for each varietal of grapes on EXHIBIT A.

             (iii) In the event that it appears that Grower's grape crop for any varietal is short and Grower will therefore be unable to deliver the stated annual tonnage for any of the varietal grapes as provided for under this


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


Agreement and Buyer notifies Grower of the need to cover the short fall, both Grower and Buyer shall have the right to propose sources of grapes to cover the anticipated short fall for that year's harvest. If Grower is proposing to provide the grapes to cover, Buyer has the right to a reasonable review and to reject the proposed purchase of grapes based upon quality, price or appellation. If Buyer is proposing to source the grapes to cover, Buyer shall not contract to purchase such grapes without the consultation and prior approval of Grower which may not be unreasonably withheld.

         All grapes purchased for the purpose of covering a short crop may be used in a blend and the wine produced therefrom may be sold under the Edna Valley Vineyard brand provided it is lawful to do so and such sale shall not constitute a breach or violation of this Agreement, the Joint Venture Agreement, the Revised License Agreement between the parties dated as of December 23, 1996, or any other Agreement between the parties.

             (iv) No grapes purchased to cover a short fall may be processed at the Buyer's Winery if the grapes come from a region known or reasonably suspected to be infested with phylloxera, the glassy winged sharpshooteror other serious disease or pest although the juice from such grapes, if crushed at a facility other than the Winery may be used in a blend.

             (v) The obligation to Grower to use its best reasonable efforts to supply Buyer with grapes shall be subject to Grower's obligations to customers other than Buyer (as said customers may be replaced by new customers from time-to-time). By way of illustration and not limitation, should weather conditions or other circumstances limit the harvest in any one year, then the grapes sold to Buyer by Grower shall be reduced pro rata based upon Buyer's share of the year's projected harvest, as determined in good faith by Grower. It is agreed that because of the fact that different customers of Grower may purchase grapes for delivery at different times during the harvest, any good faith allocation made by Grower of its harvest among its customers on or prior to September 1st of each year, shall be binding and conclusive upon Buyer.

         3.       BASE PURCHASE PRICE:


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

         (a) The base purchase price of grapes sold and purchased under this Agreement for the years 2002, 2003, 2004 and 2005 will be as follows:



                                            2002              2003              2004             2005

         Chardonnay                         $2,325/ton        $2,372/ton        $2,419/ton       $2,467/ton
         Pinot Gris                         $1,800/ton        $1,836/ton        $1,873/ton       $1,910/ton
         Viognier                           $1,800/ton        $1,836/ton        $1,873/ton       $1,910/ton
         Sauvignon Blanc                    $1,300/ton        $1,326/ton        $1,353/ton       $1,380/ton
         Pinot Noir                         $2,800/ton        $2,856/ton        $2,913/ton       $2,971/ton
         Syrah(Catharine's Paso Robles)     $1,500/ton        $1,530/ton        $1,561/ton       $1,592/ton
         Syrah (Paragon)                    $1,800/ton        $1,836/ton        $1,873/ton       $1,910/ton


         (b) For the year 2006 and beyond, the current year's price for each individual varietal will be calculated by adjusting the prior year's actual price by a factor which has been calculated using the weighted average of the top twenty-five percent (25%) of sales (as determined by price per ton) with Table 8 District 8 and the most recent Grape Crush Report (for the year immediately preceding the current harvest) as the numerator and using the weighted average of the top twenty-five percent (25%) of sales (as determined by price per ton) and Table 8 District 8 from the second year (two years ago) immediately preceding the most recent Grape Crush Report as the denominator.. Changes can be either positive or negative, but will not be more than $100.00 per ton per varietal in any year. In no case will the grape price drop below the 2002 price as stated in Section3(a).

         The following is an example of how this calculation is to be made:

             In order to calculate the price for the harvest of 2006:

                       Assume the actual price for the 2005 harvest was $2,000 per ton

                                       and

                       Assume the weighted average of the top 25%
                       for this varietal for the prior year's
                       harvest (2005) as reported in the Grape
                       Crush Report, Table 8, for the 2005 harvest
                       (which was published in March of 2006) was
                       $1,800

                                       and

                       Assume the weighted average of the top 25%
                       for this varietal for the harvest of two
                       years prior (2004) as reported in the Grape
                       Crush Report, Table 8, for the 2004 harvest
                       (which was published in March of 2005) was
                       $1,750


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


                       Prior year's (2005) top 25%        $1,800 (numerator)
                       Year before that (2004)            $1,750 (denominator)

                       Index would be                     102.86%

                       Times last year's (2005) price
                       of $2,000                          $2,057.14
                                                          =========
                                                          This becomes the
                                                          price for 2006

         The Grape Crush Report is the final Grape Crush Report published by the California Department of Food & Agriculture relating to the year of the harvest (the Grape Crush Report).

         (c) The prices as stated in Section 3(a) will not apply to the Schiebelhut Chardonnay. The Schiebelhut Chardonnay price is determined by a separate written agreement which expires after the 2002 harvest. The parties will jointly monitor the contract to ensure the appropriate notice of termination is given to Schiebelhut.

         (d) In the event the Grape Crush Report should cease to be published or in the event the parties mutually agree that the sales reported to the Grape Crush Report do not, in general, reflect arms length transactions and the formula is materially affected by the non-arms length transactions, the parties shall agree to another pricing method which when applied will result in grape pricing which will result in fixing prices in substantially the same manner or in a reasonably similar manner. If the parties are unable to agree upon another method the issue shall be mediated or arbitrated pursuant to paragraph 12 hereof.

         4.       BONUSES AND PENALTIES:

         (a) The base purchase price determined as set forth in paragraph 3 above shall be paid for grapes delivered with a brix between 22.5 degrees and
24.5 degrees. There shall be a bonus paid for grapes delivered at a sugar content above 24.5 degrees (or in certain circumstances above 24 degrees brix) to a maximum of 27 degrees brix, and a penalty for grapes delivered below 22.5 degrees brix. The bonus or penalty as applicable shall be one percent (1%) of


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


the base price for each one-tenth degree (1/10(degree)) above 24.5 degrees to a maximum of 27 degrees, or below 22.5 degrees to a maximum of 21 degrees. Provided, however, in the event 40% or more of the total tonnage under this Agreement in a given vintage as determined per varietal is not called in by Buyer at press tank zone sugars of 23.5 degrees brix or below the bonus threshold shall be reduced from 24.5 degrees to 24.0 degrees brix for the entire harvest.

         The optimum sugar is 23.5 degrees brix.

         From time to time Buyer may call for delivery of up to five percent (5%) of the fruit in a vintage under 22.5 degree brix and such delivery shall be without penalty.

         (b) All bonuses, penalties or rejection shall be computed on the basis of the weighted average sugar content. The content shall be measured daily and the bonus, penalty or rejection shall be computed on a day of delivery basis. The method of calculation of the weighted average sugar content shall be as depicted in EXHIBIT B, attached hereto and incorporated herein by reference. The sugar content shall be determined by refractometer. The determination of sugar content shall be made by Buyer and reported to Grower within twenty-four (24) hours of each day's delivery. The sugar content shall be determined by zone press tank samples taken at the conclusion of a day's pressing or as soon as reasonably practicable thereafter. The results of a zone tank sample analysis shall be communicated by fax to Grower within two hours of taking the sample. Grower has the right at any time to take its own samples or to compare sample results with Buyer's laboratory in order to confirm the accuracy of any sample testing.

         (c) If the weighted average sugar content is below 21 degrees or 27 degrees, the grapes may be rejected.

         5.       CONDITION  OF DELIVERED  GRAPES.

         All grapes delivered under this contract shall be delivered with a minimum of Material Other Than Grapes ("MOG"), Defects and Rot.


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


         (a) Each grape delivery shall be visually inspected by Buyer for Defects, Rot and MOG. In the event Buyer determines that a load contains
Defects, Rot or MOG justifying a rejection of the load and Grower does not acquiesce in the determination, the load shall be referred to the Grape Inspection Service of the California Department of Food & Agriculture for the purpose of making an inspection and a conclusive determination as to the level of Defects.

         (b) Defects is defined in accordance with the custom of the grape industry and the practice of the Grape Inspection Service of the California Department of Food & Agriculture and shall include grapes with mold, raisining, sunburn, ambering, stress or waterberry conditions, mildew and rot (except Noble Rot in the case of Chardonnay) if such defects amount to three percent (3%) or more of the load.

         A load of Chardonnay grapes infected with Noble Rot shall not be considered unacceptable if it contains Noble Rot in an amount of less than fifteen percent (15%). Any greater amount shall render the load unacceptable.

         For the purposes of making the determination as to the type of rot, a distinction must be made between gray rot and Noble Rot. As defined by Richard Smart, the malevolent form of Botrytis is known as gray rot, the most common of all bunch rots. It is typified by rapid growth under moist conditions. On the other hand if it affects ripe, healthy whole lightskinned grapes and the weather and conditions are favorable, Botrytis develops into a benevolent form called Noble Rot ("Noble Rot").

         Each load of grapes delivered having more than three percent (3%) Defects, or, for Chardonnay, more than fifteen percent (15%) Noble Rot may be rejected by Buyer subject to confirmation of rejection by State inspection unless Grower acquiesces with Buyer's rejection.

         (c) MOG shall be defined in accordance with the custom of the grape industry and the practice of the Grape Inspection Service of the California Department of Food & Agriculture and shall include leaves, leaf stems, canes and any other materials foreign to grapes. Each load of grapes delivered having more


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


than three percent (3%) MOG will be considered unacceptable and may be rejected by Buyer subject to confirmation of rejection by State inspection unless Grower acquiesces with Buyer's rejection.

         (d) Any inspection by the State inspectors shall be made within six (6) hours of the time of delivery of the load. The party seeking a determination of excess Defects, Rot or MOG shall order and pay the cost of the State inspection.

         Grower shall be notified immediately upon any determination by the State inspector concluding that a grape delivery has Defects, Rot or MOG at a level justifying rejection. Grower at its expense has the right to require the State inspector to make a second determination. The average of the two inspections shall control.

         In the event a load of grapes is rejected by Buyer and the rejection is upheld by the State inspector, Grower has the right at its sole option to require Buyer to process the grapes into wine. The cost of processing shall be borne by Grower. The price for such services shall be not greater than would be the price from Courtside Cellars or if it is no longer in business as a processor of third party grapes, then a similar type of winery mutually agreed to by the parties. The wine shall at all times be owned by and subject to the disposition of Grower.

         If  there  is  any   determination   by  the  Federal   Food  and  Drug
Administration, the California Department of Public Health, or any other governmental agencies that any lot or portion of any lot of grapes are not in compliance with the law or the quality standards set forth in this Agreement, Buyer shall have the right not to accept such grapes.

         Rejection of grapes pursuant to this Section 5 shall not relieve Grower from the obligation to deliver the tonnage required under this Agreement.

         The results of field inspections or walkthroughs by Buyer shall not bind Buyer to accept grapes.

         6.       TIME OF HARVEST:

         Grower shall keep Buyer advised of sugar development and shall provide grape samples so that Buyer can determine acid and sugar levels. Grower and Buyer jointly shall determine the approximate time of harvest, taking into


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

consideration the condition of the fruit, weather forecasts, Grower's ability to harvest the fruit, and Buyer's ability to receive the fruit.

         The parties shall cooperate with each other in fixing the time and quantity of grapes to be delivered.

         Grower may request at any time, upon reasonable notice, the press crew to provide press sugar levels based upon refractometer samples taken from press loads. The exact manner and number of such tests shall be as reasonably agreed. Such information shall be passed from the press crew to Grower as soon as practicable. Nothing in this subparagraph is intended to prevent the parties from establishing a fixed discipline which provides the Grower with information about press run sugars.

         7.       DELIVERY:

         (a) Grapes shall be delivered at Grower's expense to Buyer's crushing platform in two (2) ton gondolas or such other conveyance as may from time to time be mutually agreed. Daily delivery quantities and times of delivery shall be agreed upon in advance by the parties. Risk of loss shall pass to the Buyer upon delivery to Buyer's premises.

         (b) The grapes from Edna Valley will be hand-harvested unless otherwise agreed by the parties. The grapes from Paso Robles will be machine harvested unless otherwise agreed by the parties. In considering the issue of machine harvesting, the parties shall weigh issues of weather, available labor and burdens on the Winery and the Grower.

         8.       METHOD OF  DETERMINING  WEIGHT:

         The weight for each load of grapes shall be the weights recorded on Grower's "Gondola Tickets." Grower shall have the crane scale and the truck scale located at Orcutt Road Cellars which may be utilized to weigh the gondolas inspected and sealed by the State of California Bureau of Weights and Measures prior to each year's harvest.

         9.       PAYMENT AND REPORTING:

         (a) Buyer will receive a summary from Grower of the total tonnage delivered (by varietal) during the previous two-week time period of harvest. Buyer will continue to receive a summary for every subsequent two-week period of harvest until harvest is completed.


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


         (b) Buyer will make estimated grape payments to Grower, for each two-week summary received thirty (30) days after the last day of each two-week period. Payments will be trued-up after the completion of the harvest.

         10.      VITICULTURAL PRACTICES:

         Grower shall use viticultural practices intended to produce grapes of the same or similar quality as heretofore delivered by Grower to Buyer, under the previous grape purchase agreement between the parties. Representatives of Buyer shall have the right to enter into and inspect Grower's vineyards at reasonable times and may call Grower's attention to any conditions or practices which in Buyer's representatives' judgment may prevent the grapes from reaching maturity or proper quality. All responsibility for grape quality rests with Grower and Grower retains final authority with respect to all cultural practices.

         11.      GROWER'S RIGHT TO RECEIVE PROMOTIONAL WINE AND TO PURCHASE
                  WINE:

         (a) For each harvest year, Grower shall have the right to receive one hundred twelve (112) cases of promotional wine at no cost. The historic breakdown by varietal is: Chardonnay 39 cases, Reserve Chardonnay 9 cases, Pinot Noir 21 cases, Viognier 8 cases, Muscat 4 cases, Brut Sparkling 6 cases, Pinot Gris 10 cases, Syrah 15 cases. In the event some or all of those varieties are not produced or are in very short supply, the parties shall agree upon a mix of 112 cases.

         (b) Grower shall have the right to purchase from Buyer up to one percent (1%) of the vintage or one hundred fifty (150) cases of wine, whichever is the lesser, at the inventory cost.

         (c) Neither the promotional wine or the purchased wine shall be resold by the Grower without the consent of the Joint Venture.


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


         12.      MEDIATION OR ARBITRATION OF DISPUTES.

         All disputes between the parties arising under this Agreement shall be resolved by first, nonbinding mediation and failing successful mediation, binding arbitration as provided in Article 18 of the Joint Venture Agreement between the parties, which Article is incorporated herein by reference.

         13.      CONTINUATION OF PERFORMANCE DURING DISPUTE:

         Unless the nature of a breach or dispute physically precludes the sale or vinting of grapes, the parties shall continue to provide and take grapes under the terms of this Agreement during any dispute. The continuing obligation to provide and take grapes shall, if appropriate and relevant to the arbitration, be determined by the arbitration.

         14.      EVENTS OF DEFAULT:

         (a) Breach of any material term of this Agreement, if such breach is not cured within thirty (30) days after written notice has been given to the breaching party.

         (b) Breach of a term of the Joint Venture Agreement which has a material effect on the parties' rights and obligations under this Agreement, unless the breach is cured as provided in such Agreement. For purposes of paragraph 15 hereof, the terms "non-defaulting party" and "defaulting party" shall have the meanings ascribed to such terms in the Joint Venture Agreement.

         (c) A rejection of a delivery or multiple deliveries of grapes because of a failure to meet quality criteria as provided in Paragraph 5 shall not constitute an event of default under this Agreement. An inability to complete the order because of a rejection of a delivery or multiple deliveries is not an event of default under this Agreement.

         15.      REMEDIES IN THE EVENT OF DEFAULT:

         The parties shall have the following remedies in the event of default. These remedies are not exclusive; they are cumulative, in addition to any remedies now or later allowed by law or under contract.


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


         (a) The non-defaulting party may elect to continue this Agreement in full force and effect. Such an election does not constitute a waiver of any future or continuing default.

         (b) The non-defaulting party may terminate this Agreement and, if the defaulting party is Grower, Buyer may thereafter purchase grapes for the Joint Venture from other sources, free of further obligations under this Agreement and any provision of any other agreement between the parties requiring the purchase of grapes from Grower's vineyards.

         (c) Either party may require a default to be the subject of mediation and binding arbitration under the procedures provided for in paragraph 12.

         16.      FORCE MAJEURE:

         (a) In the event the business of either party is interrupted or interfered with by reason of any cause beyond its reasonable control including, but not limited to, fire, flood, storm, earthquake, explosion, war, rebellion, insurrection, quarantine, an act of God, disease, weather, lack of water, boycott, embargo, strike, riot, or any governmental law, directive or regulation affecting any part of such party's business, then that party shall at its option be excused for the duration of the intervention or interference from its performance under this Agreement with respect to any or all of the grapes which are affected by such cause and which are thereby undelivered or unaccepted. The foregoing option may be exercised by prompt written notice given to the other party. Similar prompt written notice shall be given of the termination of the event of force majeure.

         17.      ASSIGNMENT:

         Neither party may assign this Agreement without the written consent of the other party. However, Grower may assign its right to receive payments under this Agreement and may grant a security interest in growing crops which include grapes to be purchased by Buyer. Upon written request from Grower, Buyer shall make specified payments directly to a secured


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

patty or assignee. In protection of Buyer's rights of supply under this Agreement, Buyer or any Joint Venture partner may request and be entitled to be named as an "also notify party" with respect to any security interest granted pursuant to this paragraph 17, with the right to cure any default of Grower thereunder to the extent necessary to protect Buyer's purchase rights hereunder, for Grower's accont and at Grower's expense.

         18.      MODIFICATION OR AMENDMENT:

         This Agreement may not be supplemented, modified, altered or amended except by a written agreement executed by the patties hereto.

         19.      GOVERNING LAW:

         This Agreement shall be construed in accordance with and governed by the laws of the State of California.

         20.      TIME OF THE ESSENCE:

         Time is of the essence to this Agreement and the time for performance of any act as provided in this Agreement shall be strictly construed.

         21.      LEGISLATION:

         This Agreement shall be deemed modified to the extent necessary to comply with valid state and federal laws, rules and regulations and any valid marketing order or agreement issued under authority of any state or federal law.

         22.      SUCCESSORS:

         Subject to the limitation on assignment described in paragraph 17, above, this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective parties hereto.

         23.      FINAL AGREEMENT:

         This Second Amended and Restated Grape Purchase Agreement effective June ___, 2002 amends and supersedes in its entirety the provisions of the Existing Agreement.


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


         Executed at San Francisco, California, on the date first written above.


GROWER                                        BUYER
PARAGON VINEYARD CO., INC.                    EDNA VALLEY VINEYARD
                                              By:  THE CHALONE WINE GROUP, LTD.

By:                                                 By:_________________________
   _______________________
     James H. Niven                                      Thomas B. Selfridge
     President                                           Chief Executive Officer

                                              By:  PARAGON VINEYARD CO., INC.

                                                    By:_________________________
                                                         James H. Niven
                                                         President


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



                                    EXHIBIT A

                           ANNUAL TONNAGE BY VARIETAL


                                                                         CROP YEAR
                          _________________________________________________________________________________________________
                           2002        2003         2004        2005         2006        2007         2008 AND
                                                                                                     FOLLOWING
                          _________________________________________________________________________________________________

                                                                 NUMBERS SHOWN IN TONS:
___________________________________________________________________________________________________________________________
    Chardonnay - Paragon  1,900       2,150        2,150       2,150        2,150       2,150        2,150
                          _________________________________________________________________________________________________
Chardonnay - Scheibelhut  500         -            -           -            -           -            -           -
                          _________________________________________________________________________________________________
        CHARDONNAY TOTAL  2,400       2,150        2,150       2,150        2,150       2,150        2,150
                          _________________________________________________________________________________________________
   SAUVIGNON BLANC TOTAL  -           100          100         100          100         100          100
                          _________________________________________________________________________________________________

                                                   OUTPUT
                                                   CONTRACT
        PINOT GRIS TOTAL  70          85           ESTIMATED   100          100         100          100         100
                                                   TO BE 100
                                                   TONS
                          _________________________________________________________________________________________________

          VIOGNIER TOTAL  -           -            -           4 TONS       12          12           12
                          _________________________________________________________________________________________________

            WHITES TOTAL  2,470       2,335        2,350       2354         2,362       2,362        2,362
                          =================================================================================================

        PINOT NOIR TOTAL  269         310          310         310          360         360          410
                          _________________________________________________________________________________________________

     Syrah - Catharine's  50          50           50          150          200         250          300
                          _________________________________________________________________________________________________
         Syrah - Paragon  25          59           88          115          200         300          300
                          _________________________________________________________________________________________________
             SYRAH TOTAL  75          109          138         265          400         550          600
                          _________________________________________________________________________________________________

              REDS TOTAL  344         419          448         575          760         910          1,010
                          =================================================================================================

             GRAND TOTAL  2,814       2,754        2,798       2,929        3,122       3,272        3,372
                          =================================================================================================
                    %Red  12%         15%          16%         20%          24%         28%          30%
___________________________________________________________________________________________________________________________



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


                                    EXHIBIT B


         Illustration of calculation of bonuses or penalties.

         Calculation for delivery date ______________ (7:00 a.m. to 12:00 midnight).

         PRESS LOAD TANK NUMBER                  DEGREES BRIX        GALLONS
         ______________________                  ____________        _______

         1                                       23.5                10,000
         2                                       24.6                15,000

         Weighted average sugar content          24.16
         for delivery day



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